REIMBURSEMENT AGREEMENT

Recitals

1. Effective November 17, 2010 (the "***Effective Date***") Central Energy GP, LLC ("***Central GP***") commenced conducting business in Dallas, Texas at 8150 North Central Expressway, Suite 1525, Dallas, Texas 75206 (the "***Dallas Office***").

2. The Dallas Office is currently under lease to AirNow Compression Systems, LTD ("***AirNow***") and AirNow is paying all of the rent, utilities, telephones, and cost of office equipment and furnishings attributable to the use and occupancy of the Dallas Office (collectively, "***Overhead Costs***").

3. AirNow has agreed to allow Central GP to share its Dallas Office space with the understanding and agreement that Central GP will reimburse AirNow, on a monthly basis, for that portion of the Overhead Costs which are fairly allocable to Central GP's use of the Dallas Office.

4. Central GP and AirNow (the "***Parties***," and individually a "***Party***") are entering into this Reimbursement Agreement (this "***Agreement***") to set out the manner in which Central GP has agreed to reimburse AirNow for Central GP's use of the Dallas Office space.

NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Monthly Reimbursement Amount. Promptly following the end of each month, or portion thereof, during which Central GP shares the Dallas Office with AirNow, the Parties will mutually agree upon Central GP's allocable fair share of the Overhead Costs for the prior which will be reimbursed by Central GP to AirNow (the "***Monthly Reimbursement Amount***").

2. Invoice for Monthly Reimbursement Amount. Promptly following the Parties' agreement with respect to the Monthly Reimbursement Amount to be paid by Central GP for the preceding month, or portion thereof, AirNow will prepare and submit an invoice to Central GP for such amount. Central GP's written acceptance of such invoice shall constitute evidence of its agreement with respect to the amount of such Monthly Reimbursement and its obligation to pay the same.

3. Payment of Monthly Reimbursement Amount. Central GP agrees to pay each invoice submitted to it for Monthly reimbursement Amounts within ten (10) days of Central GP's receipt of such invoice.

4. Term of Agreement. This Agreement shall commence on the Effective Date and shall continue in force and effect thereafter on a monthly basis until terminated by either Party upon not less than thirty (30) days advance written notice.

[Signature Page Follows]

AirNow Compression Systems, LTD

By: ______________________
Imad Anbouba, President

Central Energy GP, LLC

By: ______________________
Carter R. Montgomery, Co-President